Exhibit 10.3
2011 Restricted Stock Unit Agreement
NCR 2006 Stock Incentive Plan

You have been awarded a number of restricted stock units (the “Stock Units”) under the NCR Corporation 2006 Stock Incentive Plan, as amended and restated effective December 31, 2008 (the “Plan”), as described on the restricted stock unit information page on the website of the third party Plan administrator for NCR Corporation (referred to herein, together with its affiliate companies, as “NCR”), effective as of the date of grant of this award (the “Grant Date”), subject to the terms and conditions of this 2011 Restricted Stock Unit Agreement (this “Agreement”) and the Plan.
1.Subject to the terms and conditions of this Agreement, the Stock Units will become non-forfeitable (“Vested”) on March 3, 2014 (the “Vesting Date”), provided that you are continuously employed by NCR until the Vesting Date.

2.In the event of your Termination of Employment (as defined in the Plan) with NCR prior to the Vesting Date due to: (i) your death; (ii) a disability for which you qualify for benefits under the NCR Long-Term Disability Plan or another long-term disability plan sponsored by NCR (“Disability”); (iii) your Retirement (defined as termination by you of your employment with NCR at or after age 55 with the consent of the Compensation and Human Resource Committee of the NCR Board of Directors (the “Committee”) other than, if applicable to you, for Good Reason (as described below) during the 24 months following a Change in Control (as defined in the Plan)); or (iv) involuntary termination of your employment by the Company for any reason other than for Cause (as defined in the Plan), other than termination by the Company during the 24 months following a Change in Control; then, upon your Termination of Employment, a pro rata portion of the Stock Units shall become Vested. The pro rata portion will be determined by multiplying the number of Stock Units awarded pursuant to this Agreement by a fraction, the numerator of which is the number of full and partial months of employment that you completed after the Grant Date, and the denominator of which is the number of full and partial months between the Grant Date and the Vesting Date.

Notwithstanding any provision in this Agreement to the contrary other than Sections 4, 9, 10, 12 and 19, in the event a Change in Control occurs and this restricted stock unit award is not assumed, converted or replaced by the continuing entity, the Stock Units shall become fully Vested immediately prior to the Change in Control. In the event of a Change in Control wherein this restricted stock unit award is assumed, if a Termination of Employment by the Company other than for Cause (as defined in the NCR Change in Control Severance Plan, to the extent that you are a participant in the NCR Change in Control Severance Plan at the time of such Termination of Employment; otherwise as defined in the Plan) or Disability occurs during the twenty-four (24) months following the Change in Control, the Stock Units shall become fully Vested immediately upon your Termination of Employment. If you are a participant in the NCR Change in Control Severance Plan, an NCR Severance Policy or a similar arrangement that defines “Good Reason” in the context of a resignation following a Change in Control and you terminate your employment for Good Reason as so defined within twenty-four (24) months following a Change in Control, the Stock Units shall become fully Vested immediately upon your Termination of Employment.
Except as otherwise provided in this Section, if your employment with NCR terminates prior to the Vesting Date for any reason, the Stock Units will automatically terminate and be forfeited and no shares or cash will be issued or paid (as the case may be).
3.Except as may otherwise be provided in this Section or pursuant to an election under Section 14(k) of the Plan, Vested Stock Units will be paid to you within 30 days after the date that such Stock Units become Vested in shares of NCR common stock (such that one Stock Unit equals one share of NCR common stock) or, in NCR's sole discretion, in an amount of cash equal to the Fair Market Value of such number of shares of NCR common stock as of the Vesting Date (or such earlier date upon which the Stock Units have become Vested pursuant to Section 2 of this Agreement), or a combination thereof.

To the extent that Stock Units become Vested pursuant to Section 2 of this Agreement and your right to receive payment of such Vested Stock Units constitutes a "deferral of compensation" within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), then payment of such Stock Units shall be subject to the following rules: (i) the Stock Units will be paid to you within 30 days after the earlier of (a) your "separation from service" within the meaning of Section 409A of the Code, and (b) the Vesting Date; (ii) notwithstanding the foregoing, if the Stock Units become payable as a result of your "separation from service" within the meaning of Section 409A of the Code (other than as a result of death), and you are a "specified employee" as determined under NCR's policy for determining specified employees on the date of separation from service, the Stock Units shall be paid on the first business day after the date that is six months following your "separation from service" within the meaning of Section 409A of the Code; and (iii) NCR may, in its sole discretion and to the extent permitted by Treasury

Regulation § 1.409A-3(j)(4)(ix)(B), terminate this Agreement and pay all outstanding Stock Units to you within 30 days before or 12 months after a "change in the ownership," a "change in the effective control" or a "change in the ownership of a substantial portion of the assets" of NCR within the meaning of Section 409A of the Code.
4.By accepting this award, unless disclosure is required by applicable law or regulation, you agree to keep this Agreement confidential and not to disclose its contents to anyone except your attorney, your immediate family, or your financial consultant, provided such persons agree in advance to keep such information confidential and not disclose it to others. The Stock Units will be forfeited if you violate the terms and conditions of this Section.

5.In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extra-ordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of NCR, the Committee or the Board of Directors of NCR shall make such substitutions or adjustments as it deems appropriate and equitable to the number and kind of securities subject to outstanding awards. In the case of Corporate Transactions (as defined in the Plan), such adjustments may include, without limitation, (1) the cancellation of outstanding awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such awards, as determined by the Committee or the Board of Directors of NCR in its sole discretion, provided, that in the event of the cancellation of such awards pursuant to this clause (1), the awards shall Vest in full immediately prior to the consummation of such Corporate Transaction; (2) the substitution of other property (including, without limitation, cash or other securities of NCR and securities of entities other than NCR) for the Stock Units subject to outstanding awards; and (3) in connection with any Disaffiliation (as defined in the Plan), arranging for the assumption of awards, or replacement of awards with new awards based on other property or other securities (including, without limitation, other securities of NCR and securities of entities other than NCR), by the affected Subsidiary, Affiliate (as such terms are defined in the Plan), or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to awards that remain based upon NCR securities).

6.At all times before the Vesting Date, the Stock Units, to the extent not fully Vested, may not be sold, transferred, pledged, assigned or otherwise alienated, except by beneficiary designation, will or by the laws of descent and distribution upon your death. As soon as practicable after the Vesting Date (or such other date as Stock Units become payable in accordance with Section 3), if Vested Stock Units are to be paid in the form of shares of NCR common stock, NCR will instruct its transfer agent and/or its third party Plan administrator to record on your account the number of such shares underlying the number of Stock Units, and such shares will be freely transferable.

7.Any cash dividends declared before the Vesting Date on the shares underlying unvested Stock Units shall not be paid currently, but shall be converted into additional Stock Units. Any Stock Units resulting from such conversion (the “Dividend Units”) will be considered Stock Units for purposes of this Agreement and will be subject to all of the terms, conditions and restrictions set forth herein. As of each date that NCR would otherwise pay the declared dividend on the shares underlying the Stock Units (the “Dividend Payment Date”) in the absence of the reinvestment requirements of this Section, the number of Dividend Units will be determined by dividing the amount of dividends otherwise attributable to the Stock Units but not paid on the Dividend Payment Date by the Fair Market Value of NCR's common stock on the Dividend Payment Date.

8.(a)    NCR has the right to deduct or cause to be deducted, or collect or cause to be collected, with respect to the taxation of the Stock Units, any federal, state or local taxes required by the laws of the United States or any other country to be withheld or paid with respect to the Stock Units, and you or your legal representative or beneficiary will be required to pay any such amounts. Except as otherwise provided in this Section, your acceptance of this award of Stock Units constitutes your instruction to NCR and any brokerage firm determined acceptable to NCR for such purpose to sell on your behalf the whole number of shares of NCR common stock underlying the Vested Stock Units as NCR determines to be appropriate to generate cash proceeds sufficient to satisfy such tax withholding requirements. Any such shares of NCR common stock will be sold on the day(s) the requirement to withhold taxes arises (e.g., the date that Stock Units become Vested) or as soon thereafter as practicable. You will be responsible for all brokerage fees and other costs of sale, and you agree to indemnify and hold NCR harmless from any losses, costs, damages, or expenses related to any such sale. You acknowledge that neither NCR nor its designee is under any obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the tax withholding requirements. Accordingly, you agree to pay to NCR as soon as practicable, including through additional payroll withholding, any amount of such taxes required to be withheld that is not satisfied by the sale of NCR common stock described above. You acknowledge that this Section 8(a) is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is to be interpreted to comply with the requirements of Rule 10b5-1(c), and that you are not aware of any material, nonpublic information with respect to NCR or any securities of NCR as of the date of this Agreement.

(b)    Notwithstanding the foregoing, if at the time that any shares of NCR common stock would otherwise be sold to satisfy tax withholding requirements pursuant to Section 8(a) you are an executive officer subject to the provisions of Section

16 of the Exchange Act, you hereby consent and direct that, in lieu of such sale, NCR shall withhold the whole number of shares of NCR common stock underlying the Vested Stock Units as NCR, in its sole discretion, deems necessary to satisfy such tax withholding requirements, and you agree to pay to NCR, including through additional payroll withholding, any amount of such taxes required to be withheld that is not satisfied by the withholding of common stock described in this Section 8(b).
(c)    Notwithstanding the foregoing, if you are paid through a non-United States NCR payroll system, you agree that NCR may satisfy any tax withholding requirements with respect to the Stock Units by withholding cash from compensation otherwise due to you or by any other action as it may deem necessary to satisfy the tax withholding requirements.
9.The Stock Units, to the extent not fully Vested, will be forfeited if the Committee determines that you engaged in misconduct in connection with your employment with NCR.

10.In exchange for the Stock Units, you agree that during your employment with NCR and for a twelve (12) month period after the termination of employment (or if applicable law mandates a maximum time that is shorter than twelve (12) months, then for a period of time equal to that shorter maximum period), regardless of the reason for termination, you will not, yourself or through others, without the prior written consent of the Chief Executive Officer of NCR: (a) render services directly or indirectly to, or become employed by, any Competing Organization (as defined in this Section below) to the extent such services or employment involves the development, manufacture, marketing, advertising, sale or servicing of any product, process, system or service which is the same or similar to, or competes with, a product, process, system or service manufactured, sold, serviced or otherwise provided by NCR, its subsidiaries or affiliates, to its customers and upon which you worked or in which you participated during the last two (2) years of your NCR employment; (b) directly or indirectly recruit, hire, solicit or induce, or attempt to induce, any exempt employee of NCR, its subsidiaries or affiliates, to terminate his or her employment with NCR, its subsidiaries or affiliates, or otherwise cease his or her relationship with NCR, its subsidiaries or affiliates; or (c) solicit the business of any firm or company with which you worked during the preceding two (2) years while employed by NCR, including customers of NCR, its subsidiaries or affiliates. If you breach the terms of this Section, you agree that in addition to any liability you may have for damages and/or equitable relief arising from such breach, any Stock Units that have not yet Vested will be immediately forfeited, and you agree to pay to NCR the Fair Market Value of any Stock Units that Vested, or the amount of cash paid to you in lieu of such Stock Units, during the twelve (12) months prior to the date of your termination of employment. Such Fair Market Value shall be determined as of the Vesting Date.

As used in this Section, “Competing Organization” means (i) an organization identified as a Competing Organization by the Chief Executive Officer of NCR for the year in which your employment with NCR terminates, and (ii) any other person or organization which is engaged in or about to become engaged in research on or development, production, marketing, leasing, selling or servicing of a product, process, system or service which is the same or similar to or competes with a product, process, system or service manufactured, sold, serviced or otherwise provided by NCR to its customers. The list of Competing Organizations identified by the Chief Executive Officer referenced in subpart (i) of this paragraph is available from the NCR Law Department.
11.By accepting this award, you agree that, where permitted by local law, any controversy or claim arising out of or related to this Agreement or your employment relationship with NCR (including its termination) shall be resolved by binding arbitration. If you are employed in the United States, the arbitration shall be pursuant to the NCR dispute resolution policy and the then current rules of the American Arbitration Association and shall be held at a neutral location, in or near the city where you work or have worked for NCR if you reported into an NCR facility; or if you worked out of your residence, the capital city or nearest major city (i.e., with a population in excess of 250,000) in the state in which you reside. If you are employed outside the United States, where permitted by local law, the arbitration shall be conducted in the regional headquarters city of the business organization in which you work. The arbitration shall be held before a single arbitrator who is an attorney or former judge or magistrate knowledgeable in employment law and/or competition law. The arbitrator's decision and award shall be final and binding and may be entered in any court having jurisdiction. For arbitrations held in the United States, issues of arbitrability shall be determined in accordance with the federal substantive and procedural laws relating to arbitration; all other aspects shall be interpreted in accordance with the laws of the State of Ohio, without regard to its conflict of laws principles. Each party shall bear its own attorney's fees associated with the arbitration and other costs and expenses of the arbitration shall be borne as provided by the rules of the American Arbitration Association for an arbitration held in the United States, or similar applicable rules for an arbitration held outside the United States. If any portion of this paragraph is held to be unenforceable, it shall be severed and shall not affect either the duty to arbitrate or any other part of this paragraph.
Notwithstanding the preceding subparagraph, you acknowledge that if you breach Section 10, NCR will sustain irreparable injury and will not have an adequate remedy at law. As a result, you agree that in the event of your breach of Section 10 NCR may, in addition to any other remedies available to it, bring an action in a court of competent jurisdiction for equitable relief to preserve the status quo pending appointment of an arbitrator and completion of an arbitration.
12.By accepting the Stock Units, you acknowledge and agree that, to the extent that the Stock Units constitute

“Covered Incentive Compensation” subject to the terms of NCR's Compensation Recovery Policy, as the same may be in effect from time to time (the “Compensation Recovery Policy”), then, notwithstanding any other provision of this Agreement to the contrary, you may be required to forfeit or repay any or all of the Stock Units pursuant to the terms of the Compensation Recovery Policy. Further, you acknowledge and agree that NCR may, to the extent permitted by law, enforce any repayment obligation pursuant to the Compensation Recovery Policy by reducing any amounts that may be owing from time-to-time by NCR to you, whether as wages, severance, vacation pay or in the form of any other benefit or for any other reason.

13.Subject to the terms of this Agreement, you may at any time designate one or more beneficiaries to receive all or part of any shares of NCR common stock underlying the Stock Units to be distributed in case of your death, and you may change or revoke such designation at any time. In the event of your death, any such shares distributable hereunder that are subject to such a designation will be distributed to such beneficiary or beneficiaries in accordance with this Agreement. Any other shares of NCR common stock underlying the Stock Units not designated by you will be distributable to your estate. If there is any question as to the legal right of any beneficiary to receive a distribution hereunder, the shares of NCR common stock underlying the Stock Units in question may be transferred to your estate, in which event NCR will have no further liability to anyone with respect to such shares.

14.    By accepting this award, you agree that data, including your personal data, necessary to administer this award may be exchanged among NCR and its subsidiaries and affiliates as necessary, and with any vendor engaged by NCR to administer this award. You also consent to receiving information and materials in connection with this award or any subsequent awards under the Plan or any successor thereto, including without limitation any prospectuses and plan documents, by any means of electronic delivery available now and/or in the future (including without limitation by e-mail, by Web site access and/or by facsimile), such consent to remain in effect unless and until revoked in writing by you.

15.    Your participation in the Plan is voluntary.  The value of this award is an extraordinary item of income, is not part of your normal or expected compensation and shall not be considered in calculating any severance, redundancy, end of service payments, bonus, long-service awards, pension, retirement or other benefits or similar payments.  The Plan is discretionary in nature.  This award is a one-time benefit that does not create any contractual or other right to receive additional awards or other benefits in the future.  Future grants, if any, are at the sole grace and discretion of NCR, including but not limited to, the timing of the grant, amount and vesting provisions.

16.    The provisions of this Agreement are severable. If any provision of this Agreement is held to be unenforceable or invalid by a court or other tribunal of competent jurisdiction (including an arbitration tribunal), it shall be severed and shall not affect any other part of this Agreement, which will be enforced as permitted by law.
17.    The terms of this award of Stock Units as evidenced by this Agreement may be amended by the NCR Board of Directors or the Committee.
18.    In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall prevail, except that with respect to matters involving choice of law the terms and conditions of Section 11 of this Agreement shall prevail.
19.    Notwithstanding any other provision of this Agreement, this award of Stock Units and your right to receive payment of any Stock Units that become Vested hereunder are subject to your timely annual certification to NCR's Code of Conduct, and in the event of your failure to timely provide any such certification as may be required prior to the date that Stock Units would otherwise be paid under this Agreement, those Stock Units shall be forfeited.